UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2011

DEL MONTE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-107830-05	75-3064217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:                    (415) 247-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2011, Stephen Ko resigned as a member of the Board of Directors of Del Monte Corporation (the “Company”) and as a member of the Audit Committee of the Board of Directors of the Company. Also on September 9, 2011, Mr. Ko resigned as a member of the board of directors of Blue Acquisition Group, Inc. (“Parent”), which owns all the outstanding common stock of the Company, and as a member of the board of managers of Blue Holdings GP, LLC, which acts as the general partner of Blue Holdings I, L.P. (which owns substantially all the outstanding shares of common stock of Parent). Mr. Ko resigned as a result of his expanding international responsibilities at KKR and his recent relocation to Hong Kong to focus on consumer investment opportunities across the Asia-Pacific region.

Pursuant to an amended and restated limited liability company agreement (the “LLC Agreement”) among the members of Blue Holdings GP, LLC, affiliates of each of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) and Vestar Capital Partners have the right to designate three managers of Blue Holdings GP, LLC; affiliates of Centerview Capital, L.P. have the right to designate two managers of Blue Holdings GP, LLC; and affiliates of AlpInvest Partners have the right to designate one manager of Blue Holdings GP, LLC. The LLC Agreement further provides that the members of Blue Holdings GP, LLC will seek to ensure, to the extent permitted by law, that each of the managers of Blue Holdings GP, LLC also is a member of the board of directors of Parent. The membership of the board of directors of the Company tracks the membership of the board of directors of Parent.

Mr. Ko had been designated as a member of the board of managers of Blue Holdings GP, LLC by KKR and accordingly KKR was entitled to designate his replacement.

KKR designated Max V. Alper as a member of the board of managers of Blue Holdings GP, LLC effective September 9, 2011. Consistent with the LLC Agreement, Blue Holdings I, L.P. elected Mr. Alper to the board of directors of Parent and Parent elected Mr. Alper to the Board of Directors of the Company effective September 9, 2011. Mr. Alper was appointed as a member of the Audit Committee of the Board of Directors of the Company effective upon his election to the Board of Directors.

Mr. Alper is a Director of KKR and is a member of the Consumer Products and Services industry team in North America. He is involved with KKR’s investment in The Nielsen Company, and has been active in KKR’s partnership with Weld North LLC, an investment company focused on the consumer services, media, and marketing services sectors. Prior to joining KKR in May 2007, he was with SAB Capital Management LP, an alternative investment management firm, where he focused on public equity investments in a number of industries. Mr. Alper previously was with Madison Dearborn Partners and Morgan Stanley Capital Partners, both private equity funds, where he was involved in a broad range of private equity transactions.

Because Mr. Alper is affiliated with KKR, transactions with KKR or affiliates of KKR may be considered related person transactions. For information regarding such transactions, please see the discussion set forth in “Item 13. Certain Relationships and Related Transactions, and Director Independence” included in the Company’s Annual Report on Form 10-K for the period ended May 1, 2011 and incorporated herein by reference. Mr. Alper will not receive any separate compensation for his service on the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL MONTE CORPORATION

By:	/s/ James Potter
Name: James Potter Title: Secretary

Date: September 12, 2011